UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Advisory Board Company (the “Company”), a Delaware corporation, is filing this Current Report on Form 8-K to describe the material terms of its common stock under Delaware corporate law and under the Company’s restated certificate of incorporation (the “charter”) and amended and restated bylaws (the “bylaws”) as in effect on the date of this report. The following description updates the description of the Company’s common stock set forth in its registration statement on Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The description is not complete and is qualified in its entirety by reference to the Company’s charter and bylaws as filed with the Securities and Exchange Commission and to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Authorized and Outstanding Capital Stock

The Company is authorized to issue 140,000,000 shares of capital stock, each with a par value of $0.01, consisting of 135,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of January 12, 2015, 38,521,118 shares of common stock and no shares of preferred stock were issued and outstanding.

The charter provides that, notwithstanding the provisions of the DGCL, the number of authorized shares of the common stock may be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote.

Common Stock Terms

Voting Rights. Except as otherwise expressly required by law or provided for in the charter, each holder of the common stock is entitled to cast one vote for each share of common stock held by such holder upon any matter which is properly considered and acted upon by common stockholders at any annual or special meeting of stockholders. There is no provision in the charter providing for a different number of votes per share for approval of any matter at a meeting of stockholders.

Unless otherwise required by law or provided for in the charter, the presence, in person or represented by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote on any matter will constitute a quorum for the purpose of considering such matter at a meeting of stockholders. Except in the election of directors (as described below), when a quorum is present at any stockholder meeting, the affirmative vote of a majority of the votes cast on any matter is necessary to approve the matter, unless the matter is one upon which a different vote is required by the DGCL or prescribed by the charter or bylaws. There are no provisions of the charter or bylaws that require a different percentage of votes or a different exercise of voting power for purposes of determining the presence of a quorum or, other than the election of directors, approval of any matter at a meeting of stockholders.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Holders of the common stock do not have any cumulative voting rights.

Liquidation, Dissolution and Winding Up. Upon liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the common stock will be entitled to receive ratably the Company’s assets and funds available for distribution after payments to creditors and the holders of any outstanding preferred stock.

Dividends. Subject to the rights of holders of any outstanding preferred stock, holders of common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board of directors from time to time out of the Company’s assets or funds legally available for such dividends and distributions.

Other Rights. Holders of the common stock do not have any preemptive, subscription, conversion, redemption or sinking fund rights.

Anti-Takeover Effects of Provisions of Charter and Bylaws

The charter and bylaws contain provisions that could have the effect of delaying or deferring a change in control of the Company.

The charter provisions that could have anti-takeover effects:

•	provide that the number of directors that will constitute the entire board of directors will be determined by a resolution of a majority of the board;

•	provide that any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office;

•	provide that a special meeting of stockholders may be called only by a majority of the directors then in office, by the chairman of the board of directors, or by any holder or holders of at least 40% of the outstanding shares of capital stock then entitled to vote on any matter for which the special meeting is being called;

•	prohibit stockholders from taking action by written consent in lieu of a meeting with respect to any actions that are required to be taken or that may be taken by stockholders at any annual or special meeting of stockholders; and

•	as described below under “Board Authority to Approve Issuance of Preferred Stock,” provide authority for the board of directors without stockholder approval to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more classes or series, with terms and conditions, and having rights, privileges and preferences, to be determined by the board of directors.

In addition, the bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meeting.

The charter also provides that the board of directors may adopt a stockholders’ rights plan (as defined in the charter), but only if the rights plan:

•	is ratified by the affirmative vote of the holders of a majority of the votes cast of capital stock then outstanding and entitled to vote on the election of directors and present in person or by proxy at the next meeting of stockholders;

•	by its terms expires within 37 months from the date of adoption, unless extended by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock then entitled to vote at an election of directors; and

•	permits the rights issued thereunder to be redeemed at any time upon the affirmative vote of the holders of a majority of the voting power of the shares of capital stock then entitled to vote at an election of directors.

Board Authority to Approve Issuance of Preferred Stock

The Company’s board of directors has broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, subject to any applicable rights of holders of shares of any class or series of preferred stock outstanding from time to time. The charter authorizes the board of directors from time to time and without further stockholder action to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of preferred stock in one or more classes or series and in such amounts as may be determined by the board of directors. The board of directors may fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are stated in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series. The power of the board of directors to fix the terms of any such class or series of preferred stock will include, without limitation, the authority to provide that any such class or series may be:

•	subject to redemption at such time or times and at such price or prices as are stated by the board of directors in such resolution or resolutions;

•	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as are stated by the board of directors in such resolution or resolutions;

•	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company as are stated by the board of directors in such resolution or resolutions; and

•	convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Company at such price or prices or at such rates of exchange and with such adjustments as are stated by the board of directors in such resolution or resolutions.

The rights and privileges of holders of the common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any class or series of preferred stock which the board of directors may designate and the Company may issue from time to time. Among other actions, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and otherwise could discourage any attempt to effectuate a change in control of the Company, even if such a transaction would be beneficial to the interests of the Company’s stockholders.

Section 203 of the Delaware General Corporation Law

The charter provides that the Company will not be governed by Section 203 of the DGCL, as permitted by Section 203(b)(1) thereof. This section of the DGCL, if the Company had not opted out of it, would have prohibited the Company for three years from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of the voting stock, and with the affiliates of such stockholders, unless the board of directors or other stockholders approved the business combination in the prescribed manner. Because the Company elected in the charter to opt out of Section 203, the statute’s prohibitions do not apply to the Company.

Listing

The common stock is listed on the Global Select Market of The NASDAQ Stock Market LLC and is traded under the NASDAQ symbol “ABCO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: January 20, 2015	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)